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                                                                    EXHIBIT 21.1

NAME OF SUBSIDIARY                             STATE OF ORGANIZATION             NAMES USED TO TRANSACT BUSINESS
------------------                             ---------------------             -------------------------------
Buford Bros., Inc.                             Tennessee                         Industrial Distribution Group, Inc.
Cardinal Machinery, Inc.                       Tennessee                         Industrial Distribution Group, Inc.
E.C. Blackstone Company                        Georgia                           Industrial Distribution Group, Inc.
IDG USA, LLC                                   Georgia                           Boring-Smith
                                                                                 Industrial Distribution Group, Inc.
IDG-Mexico, Inc.                               Georgia                           None
The New England Group Industrial               New Hampshire                     Industrial Distribution Group, Inc.
Distributors, Inc.